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                                                                    EXHIBIT 99.1

                   NETZEE INC. TO SELL ASSETS TO CERTEGY INC.


ATLANTA, December 9, 2002 - Netzee, Inc. (OTCBB: NETZ), a leading provider of integrated Internet banking and bill payment products and services, today announced that it has entered into an agreement to sell substantially all of its assets for $10.4 million in cash - including Internet and telephone based products serving over 800 financial institutions - to Certegy, Inc. (NYSE: CEY) and to liquidate and dissolve Netzee.

Certegy is the nation's leading provider of card services to over 6,000 independent financial institutions. Certegy also offers an integrated suite of electronic banking services to community banks, including Internet banking, electronic bill payment, corporate cash management and telephone banking.

 "We are extremely pleased to know that our customers will continue to receive quality services and products from an organization recognized as an industry leader in the community financial institution market", said Donny R. Jackson President and Chief Executive Officer of Netzee.

It is anticipated that holders of Netzee common stock will receive approximately $.50 per share in the liquidation. Consummation of the sale transaction is subject to a variety of conditions, including shareholder approval. The parties hope to close the sale by mid-January 2003.

ABOUT NETZEE
Netzee provides financial institutions with a suite of Internet-based products and services, including full-service Internet banking, bill payment, cash management, Internet commerce services, custom web design and hosting, branded portal design, targeted marketing and implementation and marketing services. Netzee was formed in 1999 as a subsidiary of InterCept, Inc. and as the successor to a company founded in 1996. Netzee became a public company in November 1999. The company's stock is quoted through the OTC Bulletin Board under the symbol NETZ. Further information about Netzee is available at www.netzee.com.

ABOUT CERTEGY INC.
Certegy (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, and merchant processing to over 6,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, Canada, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated $936 million in revenue in 2001. For more information on Certegy, please visit www.certegy.com.

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This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Netzee, Inc. and our management with respect to, among other things: Consummation of the transaction with Certegy and how much money will be distributed to holders of Netzee common stock. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. These statements are based upon a number of assumptions and estimates that are subject to significant uncertainties, many of which are beyond our control. These forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected in the forward-looking statements as a result of risks related to our ability to meet the conditions in the asset purchase agreement with Certegy, the amount of money we have to pay to third parties in connection with the liquidation; and various other factors discussed in detail in the section entitled "Factors That May Affect Our Future Results of Operations and Financial Condition," in our Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission on April 1, 2002, and in our subsequent quarterly and current reports that we have filed with the SEC. We do not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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Contact:
     Netzee
     Jarett J. Janik, 770/200-3459 (Chief Financial Officer)